THERE ARE THREE WAYS TO VOTE YOUR PROXY TELEPHONE VOTING INTERNET VOTING VOTING BY MAIL This method of voting is Visit the Internet voting Web site Simply mark, sign and date available for residents of the at http://proxy.georgeson.com. your proxy card and return it U.S. and Canada. On a touch Have this proxy card ready and in the postage-paid envelope tone telephone, call TOLL follow the instructions on your to Georgeson Inc., Wall Street FREE 1-877-816-0869, 24 hours screen. You will incur only your Station, P.O. Box 1100, New a day, 7 days a week. Have this usual Internet charges. Available York, NY 10269-0646. If you proxy card ready, then follow the until 11:59 p.m. Eastern Standard are voting by telephone or the prerecorded instructions. Your Time on , 2008. Internet, please do not mail vote will be confirmed and cast your proxy card. as you have directed. Available until 11:59 p.m. Eastern Standard Time on , 2008. TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” PROPOSALS 1 AND 2. 1. A proposal to approve the plan of merger contained in the Agreement and Plan of Merger, by and FOR AGAINST ABSTAIN between Wachovia Corporation and Wells Fargo & Company, dated as of October 3, 2008, as it may be amended from time to time, pursuant to which Wachovia will merge with and into Wells Fargo, with Wells Fargo surviving the merger. 2. A proposal to approve the adjournment or postponement of the special meeting, if necessary or FOR AGAINST ABSTAIN appropriate, to solicit additional proxies in favor of the proposal to approve the plan of merger contained in the merger agreement. I will attend the Special Meeting of Shareholders Signature Signature (if held jointly) Date NOTE: Signature(s) should agree with name(s) on proxy card. Executors, administrators, trustees and other fiduciaries, and persons signing on behalf of corporations, or partnerships, should so indicate when signing.

Special Meeting of Shareholders of Wachovia Corporation [address] Charlotte, NC 28202 , 2008, at TO VOTE BY MAIL, PLEASE DETACH PROXY CARD HERE WACHOVIA CORPORATION THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE SPECIAL MEETING OF SHAREHOLDERS , 2008 The undersigned holder of shares of common stock of Wachovia Corporation (the “Corporation”) hereby constitutes and appoints Jane C. Sherburne, and Shannon W. McFayden, or either of them, the lawful attorneys and proxies of the undersigned, each with full power of substitution, for and on behalf of the undersigned, to vote as specified on the matters set forth on the reverse side, all of the shares of the Corporation’s common stock held of record by the undersigned on November 3, 2008, at the Special Meeting of Shareholders of the Corporation to be held on , at a.m. EST, at the , and at any adjournments or postponements thereof. THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. IF ANY OTHER MATTERS ARE VOTED ON AT THE MEETING, THIS PROXY WILL BE VOTED BY THE PROXYHOLDERS ON SUCH MATTERS IN THEIR SOLE DISCRETION. PLEASE COMPLETE, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND MAIL WITHOUT DELAY IN THE ENCLOSED ENVELOPE. SEE REVERSE SIDE Georgeson Inc. Wall Street Station P.O. Box 1100 New York, NY 10269-0646